UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2007

MTC TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49890	02-0593816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4032 Linden Avenue, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 252-9199

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 21, 2007, MTC Technologies, Inc., a Delaware corporation (“MTC”), BAE Systems, Inc., a Delaware corporation (“BAE Systems”), and Mira Acquisition Sub Inc., a wholly-owned subsidiary of BAE Systems and a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into MTC, with MTC continuing as the surviving corporation (the “Merger”) and as a wholly-owned subsidiary of BAE Systems.

At the effective time and as a result of the Merger, each outstanding share of MTC common stock will be converted into the right to receive $24.00 in cash payable to the holder of such share. All outstanding options to purchase shares of MTC common stock, whether or not then vested, will be converted into the right to receive a cash payment equal to the product of (1) the excess, if any, of the $24.00 per share price over the exercise price per share of common stock subject to such option and (2) the number of shares of common stock subject to such option; provided that any option for which the per share exercise price exceeds the $24.00 per share price shall be canceled without any payment. All outstanding restricted stock units (“RSUs”) will be entitled to receive for each share of MTC common stock subject to such RSU, a cash payment of $24.00. All such cash payments for shares, options or RSUs shall be made without interest.

Consummation of the Merger is subject to the satisfaction or waiver of the closing conditions, including (1) adoption of the Merger Agreement by the stockholders of MTC, (2) expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain other regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) subject to certain exceptions, the accuracy of representations and warranties of MTC, BAE Systems and Merger Sub, (5) the performance or compliance by MTC, BAE Systems and Merger Sub with their respective covenants and agreements to be performed or complied with prior to or on the closing date, (6) the absence of a Material Adverse Effect (as defined in the Merger Agreement) on MTC, (7) the absence of certain specified litigation and (8) the modification or transfer of certain government contracts to which MTC is a party.

The Merger Agreement may be terminated by MTC and BAE Systems in certain circumstances, including termination (1) by either party, if, the Merger has not been consummated on or before April 30, 2008, subject to certain exceptions and to extension to July 31, 2008, in certain circumstances, (2) by either party if a permanent injunction or other order that is final and non-appealable has been issued prohibiting the consummation of the merger, (3) by either party, if the Merger Agreement is not adopted by MTC’s stockholders at the special meeting called for that purpose, (4) by MTC, prior to the receipt of stockholder approval and after complying with specified obligations, in order to concurrently enter into a definitive agreement with respect to a superior proposal to acquire MTC, (5) by BAE Systems, if MTC’s board of directors withdraws or adversely modifies its recommendation to MTC’s stockholders and (6) by either party, if the other party breaches or fails to perform or comply with any of its representations, warranties, agreements or covenants contained in the Merger Agreement and the breach or failure would give rise to the failure of the relevant closing condition, subject to cure rights. Upon termination of the Merger Agreement under specified circumstances, MTC would be required to pay BAE Systems a termination fee of $12,850,000.

MTC’s Chairman of the Board and Chief Executive Officer, Rajesh K. Soin, and a trust controlled by Mr. Soin, who collectively beneficially own approximately 37% of MTC’s outstanding common stock, have agreed to, among other things, vote their shares in favor of the adoption of the Merger Agreement pursuant to the terms of a voting agreement entered into with BAE Systems. The voting agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2

The foregoing description of the Merger and Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. On December 21, 2007, MTC issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

This filing is being made in respect of the proposed transaction involving BAE Systems and MTC. In connection with the proposed transaction, MTC will file a Proxy Statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about MTC, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by MTC with the SEC can also be obtained, free of charge, by directing a request to MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432, Attention: Corporate Secretary.

Participants in the Solicitation

The directors and executive officers of MTC and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding MTC’s directors and executive officers is available in its Form 10-K filed with the SEC on March 13, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of December 21, 2007, by and among BAE Systems, Inc., Mira Acquisition Sub Inc. and MTC Technologies, Inc.*

Exhibit 10.1	Stockholder Voting Agreement, dated December 21, 2007, by and among BAE Systems, Inc., Rajesh K. Soin and Rivas Enterprises Limited Partnership III.

Exhibit 99.1	Press release, dated December 21, 2007, regarding Agreement and Plan of Merger.

*	Certain exhibits have been omitted and MTC agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTC TECHNOLOGIES, INC.

By:	/s/ Bruce A. Teeters
Name:	Bruce A. Teeters
Title:	Sr. Vice President – General Counsel & Secretary

Date: December 28, 2007

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of December 21, 2007, by and among BAE Systems, Inc., Mira Acquisition Sub Inc. and MTC Technologies, Inc.*

Exhibit 10.1	Stockholder Voting Agreement, dated December 21, 2007, by and among BAE Systems, Inc., Rajesh K. Soin and Rivas Enterprises Limited Partnership III.

Exhibit 99.1	Press release, dated December 21, 2007, regarding Agreement and Plan of Merger.

*	Certain exhibits have been omitted and MTC agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.